SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: May 30, 2003

MediaBin, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-24087	58-1741516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3525 Piedmont Road

Seven Piedmont Center, Suite 600

Atlanta, Georgia 30305-1530

(Address, Including Zip Code, of Principal Executive Offices)

(404) 264-8000

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

On May 30, 2003, MediaBin, Inc., a Georgia corporation (“MediaBin”) signed a definitive Agreement and Plan of Merger (the “merger agreement”) with Interwoven, Inc., a Delaware corporation (“Interwoven”) and Maryland Acquisition Corp, a wholly-owned subsidiary of Interwoven formed for purposes of consummating the merger. Pursuant to the merger agreement and subject to the satisfaction of certain conditions set forth in the merger agreement, Interwoven will acquire MediaBin effective as of the filing of the Certificate of Merger with the Secretary of State of Georgia, by merging its wholly-owned subsidiary Maryland Acquisition Corp with and into MediaBin, with MediaBin surviving as a wholly-owned subsidiary of Interwoven (the “merger”). The merger agreement conditions the closing of the merger upon the approval of the transaction by MediaBin shareholders holding 85% of the MediaBin common stock outstanding. A special meeting of MediaBin shareholders will be held for the purpose of voting on a proposal to approve and adopt the merger (the “special meeting”). It is anticipated that the special meeting will be held in late June. In anticipation of the special meeting, the board of directors intends to solicit proxies by filing a proxy statement on Schedule 14A with the Securities and Exchange Commission and will take those actions required by the Oslo Stock Exchange and the Business Corporation Code of the State of Georgia to present the proposal to the shareholders at the special meeting. The merger will be a taxable transaction and will be accounted for under the purchase method of accounting.

The merger agreement provides that at the effective time of the merger, shares of MediaBin common stock will be converted into the right to receive cash in an amount equal to the quotient of (A) the sum of $5 million plus the exercise price of all in-the-money options (including the 1,503,620 options issued to MediaBin’s management) divided by (B) the sum of the number of shares of MediaBin common stock outstanding as of the closing plus the number of in-the-money-options (such amount is referred to as the “per share consideration”). Based on the exercise price of all in-the-money options, the number of shares of common stock issuable upon the exercise of all in-the-money options and the number of shares of common stock outstanding as of the date of this filing, the per share consideration to be received in the merger would be approximately $0.52 (or an equivalent amount in Norwegian kroners in the case of shareholders whose accounts are denominated in Norwegian kroners) per share of MediaBin common stock.

In connection with the merger and as a condition to Interwoven’s obligation to consummate the merger, MediaBin’s three largest shareholders, Venturos AS, Glastad Holding, Ltd. and Gezina AS (the “principal shareholders”) have agreed to use the cash proceeds that they receive in the merger to purchase shares of Interwoven common stock in a private placement at $1.807 per share which was the average closing price of Interwoven common stock on the Nasdaq Stock Market for the thirty (30) trading days prior to the date MediaBin and Interwoven signed the term sheet relating to the merger (“average closing price”).

The merger agreement provides that options to purchase MediaBin common stock will be converted by Interwoven into an option to purchase a number of shares of Interwoven common stock equal to the number of shares of MediaBin common stock issued pursuant to the option multiplied by the exchange ratio. The exchange ratio is approximately 0.29, which is the number obtained by dividing (A) per share consideration, approximately $0.52 by (B) the average closing price which is $1.807. The exercise price of each assumed and converted option will be the exercise price for the MediaBin option divided by the exchange ratio. Vesting of certain options, including in-the-money options granted to management, will accelerate on the closing of the merger.

As a condition to Interwoven’s execution of the merger agreement, Venturos AS and the MediaBin officers and directors who hold shares of MediaBin common stock executed an agreement and proxy with Interwoven to vote an aggregate of forty-five percent (45%) of MediaBin common stock in favor of the merger and against any competing offers. Such shareholders also agreed not to transfer any MediaBin common stock prior to the closing.

The description contained herein of the merger agreement is fully qualified in its entirety by reference to the full text of the merger agreement, which is filed as Exhibit 2.1 to this report.

A copy of the U.S. press release issued jointly by MediaBin and Interwoven, Inc. on June 2, 2003 announcing the execution of the merger agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 2, 2003, MediaBin issued an announcement to the Oslo Stock Exchange (“OSE”) reporting the execution of the merger agreement. A copy of this announcement is attached as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

Certain of the information included in this report, including statements regarding MediaBin’s merger with Interwoven, and the delisting of MediaBin common stock on the OSE, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and MediaBin intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements reflect management’s current views with respect to future events and financial performance, but are subject to many uncertainties and factors relating to operations and business environment that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. The expected benefits of the acquisition of MediaBin by Interwoven may not be realized for a number of reasons, including the following: the merger may not be approved by the shareholders of MediaBin, or the other conditions of closing may not be satisfied. For further information about these and other factors that could affect the Company’s future results, please see Exhibit 99.1 attached to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

2.1

Agreement and Plan of Merger dated as of May 30, 2003 by and among Interwoven, Inc., Maryland Acquisition Corp. and MediaBin, Inc. (The exhibits and schedules to the Agreement and Plan of Merger have been omitted from this report pursuant to Item 601(b)(2) of Regulation S-K, and the Registrant agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.)

99.1	US Press Release dated June 2, 2003

99.2	Announcement to Oslo Stock Exchange dated June 2, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIABIN, INC.

By:	/s/ DAVID MORAN
David Moran, Chief Executive Officer

Dated: June 2, 2003

EXHIBIT INDEX

Exhibit No.	Document

2.1	Agreement and Plan of Merger dated as of May 30, 2003 by and among Interwoven, Inc., Maryland Acquisition Corp. and MediaBin, Inc.

99.1	US Press Release dated June 2, 2003

99.2	Announcement to Oslo Stock Exchange dated June 2, 2003